UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  December 10, 2004
                                                 ------------------

                                  Avitar, Inc.
             (Exact name of registrant as specified in its chapter)

     Delaware                           1-15695              06-1174053
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


         65 Dan Road, Canton, MA                          02021
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code    (781) 821-2440
                                                  ---------------------

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(Former name or former address, if changed since last report)

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Item 1.01  Entry into a Material Definitive Agreement.

See the information reported in Item 3.02 below.


Item 3.02 Unregistered Sales of Equity Securities

The Registrant issued a Press Release in reliance on Rule 135a on December 14, 2004 announcing that it raised gross proceeds of $1,285,000 in a private placement of convertible preferred stock and warrants. A copy of the Press Release is attached to this Report as an Exhibit.

The securities issued in the private placement were 1,285 shares of the Company's Series A Convertible Preferred Stock and Warrants to purchase 600,000 shares of the Company's Common Stock. The $1,285,000 of Preferred Stock is convertible into Common Stock at the lesser of $0.12 per share or 85% of the average of the three (3) lowest bid prices for the ten (10) trading days immediately prior to the notice of conversion, subject to adjustments and minimum pricing, and the Warrants are exercisable at $0.126 per share.

Copies of the Agreements related to this private placement are attached to this Report as Exhibits. The Agreements include the Registration Rights Agreement that requires the Company to register the Common Stock underlying the Preferred Stock and Warrants by filing a Registration Statement with the SEC within 30 days after the closing of the private placement.

Item 9.01 - Financial Statements and Exhibits

(c)Exhibits

1.1      Securities Purchase Agreement

1.2      Registration Rights Agreement

1.3      Warrant

1.4      Press Release Issued on December 14, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       Avitar, Inc.
                                       (Registrant)

Date      December 16, 2004            /s/   JAY LEATHERMAN
                                       --------------------------
                                       Jay Leatherman,  CFO
                                         (Signature)